UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023 (July 14, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38839	82-5325852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2023, Shift Technologies, Inc. (the “Company”) entered into a Second Amendment to Inventory Financing and Security Agreement (the “Second Amendment”), by and among the Company, certain of the Company’s wholly owned subsidiaries (collectively, the “Borrowers” and each, a “Borrower”), Ally Bank (“Ally Bank”) and Ally Financial Inc. (“Ally Financial” and, together with Ally Bank, the “Lender”), which amends the Company’s existing Inventory Financing and Security Agreement dated as of December 9, 2021, as amended by the Amendment to Inventory Financing and Security Agreement dated as of February 7, 2023 (as so amended, the “Ally Facility”), by and among the Company, the Borrowers and the Lender.

The Second Amendment amends the Ally Facility to, among other things, (i) reduce the maximum available credit line (the “Credit Line”) under the Ally Facility from $75 million to $30 million, (ii) eliminate the option for a Borrower to obtain financing from the Lender for vehicles for which Dealership does not then hold a lien-free title, and (iii) eliminate the minimum liquidity financial covenant. The Second Amendment also, in conjunction with the Borrowers entering into an amended Credit Balance Agreement with the Lender, amends the Borrowers’ minimum cash balance requirement with the Lender to be an amount equal to the lesser of (i) at least 30% of the amount of the Credit Line and (ii) 100% of the total outstanding principal balance under the Ally Facility.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company entered into the Second Amendment in connection with the previously announced review of strategic alternatives by its Board of Directors, management team and advisors, which remains ongoing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Inventory Financing and Security Agreement, dated as of July 14, 2023, by and among Shift Technologies, Inc., CarLotz, Inc., a Delaware corporation, CarLotz Group, Inc., CarLotz, Inc., an Illinois corporation, CarLotz California, LLC, Shift Operations LLC, Ally Bank and Ally Financial Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: July 18, 2023	By:	/s/ Ayman Moussa
	Name:	Ayman Moussa
	Title:	Chief Executive Officer

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